Exhibit 99.4

FORM OF LETTER

FEDERAL-MOGUL HOLDINGS CORPORATION

Subscription Rights to Purchase Shares of Common Stock

Offered Pursuant to Subscription Rights

Distributed to Stockholders of

Federal-Mogul Holdings Corporation

March 6, 2015

To Our Clients:

Enclosed for your consideration is a prospectus supplement, dated March 6, 2015 (together with the accompanying base prospectus, the “Prospectus”) which relates to the “rights offering” by Federal-Mogul Holdings Corporation (“Federal-Mogul”) of shares of Federal-Mogul’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to transferable subscription rights (the “Rights”) distributed to all stockholders of record of shares of Common Stock at 5:00 p.m., Eastern Time, on March 6, 2015 (the “Record Date”). The Rights and Common Stock are described in the Prospectus.

In the rights offering, Federal-Mogul is offering an aggregate amount of 19,011,407 shares of Common Stock, as described in the Prospectus.

The Rights will expire if not exercised prior to 5:00 p.m., Eastern Time, on March 23, 2015, unless Federal-Mogul extends the rights offering period (the “Expiration Date”). All Rights not exercised prior to 5:00 p.m., Eastern Time on the Expiration Date shall be null and void.

As described in the Prospectus, you will receive one Right for each share of Common Stock owned of record as of 5:00 p.m., Eastern Time, on the Record Date. Each Right gives the holder thereof the opportunity to purchase 0.126718 shares of Common Stock (the “Basic Subscription Privilege”) at a subscription price of $13.15 per whole share (the “Subscription Price”). As an example, if a holder owned 1,000 shares of Federal-Mogul Common Stock on the Record Date, such holder would receive 1,000 Rights that would entitle the holder to purchase 126 shares of Common Stock (126.718 rounded down to the nearest whole share of Common Stock) at the Subscription Price.

If you purchase all of the shares of Common Stock available to you pursuant to your Basic Subscription Privilege, you may also choose to purchase additional shares of Common Stock that other stockholders do not purchase through the exercise of their Basic Subscription Privilege (such shares, the “Unsubscribed Shares”) through the exercise an over-subscription privilege (such shares, determined taking into account the limitation described in the remainder of this paragraph, the “Over-Subscription Privilege”). The Over-Subscription Privilege remains subject to the availability and pro-rata allocation of shares among persons exercising their Over-Subscription Privilege and is limited to the maximum number of shares of Common Stock offered in this rights offering, less the number of shares of Common Stock purchased in the Basic Subscription Privilege. If sufficient shares of Common Stock are available, Federal-Mogul will seek to honor each Rights holder’s over-subscription request in full. If over-subscription requests exceed the number of shares available, however, Federal-Mogul will allocate the available shares pro-rata among the stockholders exercising the Over-Subscription Privilege in proportion to the number of shares of our Common Stock each of those stockholders owned on the Record Date, relative to the number of shares owned on the Record Date by all stockholders exercising the Over-Subscription Privilege. If this pro-rata allocation results in any stockholder receiving a greater number of shares of Common Stock than the stockholder subscribed for pursuant to the exercise of the Over-Subscription Privilege, then such stockholder will be allocated only that number of shares for which the stockholder over-subscribed, and the remaining shares will be allocated among all other stockholders exercising the Over-Subscription Privilege on the same pro-rata basis described above. The proration process will be repeated until all shares of Common Stock have been allocated.

IEH FM Holdings LLC (“IEH”), which beneficially owns approximately 80.7% of our Common Stock before giving effect to the rights offering, has indicated its intent to subscribe for its pro rata share of the rights offering under its Basic Subscription Privilege as well as its willingness to over-subscribe for additional shares, subject to availability and pro-rata allocation among other rights holders who have elected to exercise their Over-Subscription Privileges. However, there can be no assurances that IEH will exercise all or any portion of its subscription rights under the Basic Subscription Privilege or Over-Subscription Privilege.

You will be required to submit payment in full for all the shares you wish to purchase with your Basic Subscription Privilege and your Over-Subscription Privilege. Because Federal-Mogul will not know the total number of Unsubscribed Shares prior to the Expiration Date, if you wish to maximize the number of shares you may purchase pursuant to your Over-Subscription Privilege, you will need to deliver payment in an amount equal to the aggregate Subscription Price for the maximum number of shares of Common Stock available to you, assuming that no stockholders other than you have purchased any shares of Common Stock pursuant to the Basic Subscription Privilege and Over-Subscription Privilege. Fractional shares of Common Stock resulting from the exercise of the Over-Subscription Privilege will be eliminated by rounding down to the nearest whole share of Common Stock. Computershare Trust Company, N.A. (the “Subscription Agent”) will determine the over-subscription allocation based on the formula described above. Any excess subscription payments received by the Subscription Agent will be returned, without interest, as soon as practicable.

Federal-Mogul can provide no assurances that you will actually be entitled to purchase the number of shares of Common Stock issuable upon the exercise of its Over-Subscription Privilege in full. Federal-Mogul will not be able to satisfy your exercise of the Over-Subscription Privilege if the rights offering is subscribed in full, and Federal-Mogul will only honor an Over-Subscription Privilege to the extent sufficient shares of Common Stock are available following the exercise of subscription rights under the Basic Subscription Rights, subject to the limitations set forth above.

To the extent the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to you pursuant to the Over-Subscription Privilege is less than the amount you actually paid in connection with the exercise of the Over-Subscription Privilege, you will be allocated only the number of Unsubscribed Shares available to you as soon as practicable after the Expiration Date, and your excess subscription payment received by the Subscription Agent will be returned, without interest, as soon as practicable.

To the extent the amount you actually paid in connection with the exercise of the Over-Subscription Privilege is less than or equal to the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to you pursuant to the Over-Subscription Privilege, you will be allocated the number of Unsubscribed Shares for which you actually paid in connection with the Over-Subscription Privilege. See “The Rights Offering—The Subscription Rights—Over-subscription Privilege” in the Prospectus.

The Rights are transferable during the course of the rights offering. If you instruct us to purchase Rights in the open market or otherwise, and the rights offering is not completed, the purchase price paid for such Rights will not be returned to us or to you.

THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES AND SALES OF RIGHTS MAY BE MADE ONLY BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS.

1.	Notice of Important Tax Information and Guidelines for Request for Taxpayer Identification Number and Certification on IRS Form W-9 or IRS Form W-8.

Each Rights holder who is a “United States person,” within the meaning of the Internal Revenue Code of 1986, as amended, who elects to exercise Rights must provide the Subscription Agent with a correct Taxpayer Identification Number (“TIN”) on IRS Form W-9. A Rights holder who is not a United States person must provide an appropriate IRS Form W-8 and any applicable attachments. Please consult your own tax advisor as to the appropriate IRS Form W-8 to provide. Copies of IRS Form W-9 or the various IRS Form W-8s may be obtained upon request at the address set forth above or are available at www.irs.gov. In general, the failure to provide the required information on the IRS Form W-9 may subject a United States person Rights holder to a $100.00 penalty for each such failure and to U.S. federal income tax backup withholding (currently at a 28% rate) with respect to dividends that may be paid by Federal-Mogul on shares of Common Stock purchased upon the exercise of Rights (for those holders exercising Rights). In general, Rights holders who are not United States persons and who fail to provide a properly completed IRS Form W-8 will also be subject to backup withholding.

Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of Common Stock to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus. However, we urge you to read the Prospectus carefully before instructing us to exercise your Rights.

If you wish to have us, on your behalf, exercise the Rights for any shares of Common Stock to which you are entitled, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter.

Your instructions and properly completed and executed IRS Form W-9 or W-8 to us should be forwarded as promptly as possible in order to permit us to exercise Rights on your behalf in accordance with the provisions of the rights offering. The rights offering will expire at the Expiration Date. Once you have exercised the Basic Subscription Right or the Over-Subscription Right, such exercise may not be revoked.

Additional copies of the enclosed materials may be obtained from Federal-Mogul Investor Relations by calling (248) 354-3045. Any questions or requests for assistance concerning the rights offering should be directed to Federal-Mogul Investor Relations.

Very truly yours,

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